UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2003

NEIGHBORCARE, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 East Lee Street Baltimore, MD		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 752-2600

(Former name or former address, if changed since last report)

Item 5.	Other Events
On December 19, 2003, NeighborCare, Inc. announced the mandatory conversion of the Series A Preferred Stock as described in the attached press release.

Item 7.	Exhibits
(a) Financial statements of businesses acquired.
Not Applicable
(b) Pro-forma financial information.
Not Applicable
(c) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1 Press release issued by NeighborCare, Inc. on December 19, 2003 – NeighborCare Announces Mandatory Conversion of Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORCARE, INC.

Date: December 19, 2003	By:	Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by NeighborCare, Inc. on December 19, 2003 – NeighborCare Announces Mandatory Conversion of Series A Preferred Stock